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                                                                    Exhibit 23.5

September 30, 1996

TO:

Pierce Leahy Corp.                       CIBC Wood Gundy Securities Corp.
631 Park Avenue                          1325 Avenue of the Americas, 22nd Floor
King of Prussia, PA 19406                New York, NY 10019

Certain subsidiaries of Cushman & Wakefield, Inc. identified below ("C&W") hereby consent to the reference to the appraisal reports described below in the Amendment No. 1 to Form S-4 Registration Statement. An authorized representative of C&W has approved the text of the reference.

Appraisal reports to be referenced:

Appraisals as of June 6, 1996 of property described as follows: 3881 Old Gordon Road, N.W., Atlanta, Georgia, issued by Cushman & Wakefield of Georgia, Inc.

This agreement shall inure to the benefit of Pierce Leahy Corp., CIBC Wood Gundy Securities Corp., their successors and assigns, and be binding on C&W and its successor and assigns.

Very truly yours,

Cushman & Wakefield of Georgia, Inc.